EXHIBIT 99.5

Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Nos. 333-138000 and 333-184365) on Form S-8 and No. 333-187427 on Form S-3 of VOXX International Corporation and Subsidiaries of our report, dated March 23, 2016, relating to our audit of the consolidated financial statements of ASA Electronics, LLC, which which appear in the Annual Report on Form 10-K of VOXX International Corporation and Subsidiaries for the year ended February 29, 2016.

/s/RSM US LLP

Elkhart, Indiana
June 20, 2016